Exhibit 99.1

    USI Holdings Corporation Reports First Quarter Results and Other Matters

     BRIARCLIFF MANOR, N.Y.--(BUSINESS WIRE)--May 8, 2006--USI Holdings Corporation ("USI" or the "Company"), (NASDAQ:USIH) today reported financial results for the first quarter ended March 31, 2006. Certain amounts have been reclassified and presented in all periods as discontinued operations to reflect the decisions announced in 2004 and in 2005 to sell seven operating entities. A printer friendly version of this release is available on our website at http://www.usi.biz.

     Highlights:

     For the quarter ended March 31, 2006 as compared to the same quarter in 2005:

     -- Consolidated revenues increased 12.0% to $136.6 million, substantially all attributable to acquisitions

     -- Consolidated net commissions and fees (excluding contingent commissions) increased 12.1%, including organic growth of 1.2%

     -- Adopted FAS 123(R) and recorded $0.8 million in compensation expense related to the Company's stock option and employee stock purchase plans, identified as "stock option expense" in the statements of operations

     -- Income from continuing operations, before income tax expense increased to $13.6 million from $3.5 million

     --   Operating margin decreased to 20.5% from 20.9%

     -- Excluding the impact of stock option expense, operating margin increased by 0.2%, to 21.1% from 20.9%

     --   Closed on a new $285 million senior secured credit facility

     -- Announced a new stock repurchase plan, allowing the Company to purchase up to $20 million of its common stock in 2006

     -- Acquired three books of business expected to add $1.6 million of annualized revenues


                                             Three Months Ended
(Dollars in Thousands, Expect Per Share           March 31
 Data)                                 -------------------------------
                                          2006       2005    % Change
                                        --------   --------  ---------
GAAP Financial Measures:
Revenues:
Net commissions and fees ("NCF")       $114,956   $102,505       12.1%
Contingents and overrides                18,753     18,001        4.2%
Interest income                           1,360        664      104.8%
Other income                              1,559        842       85.2%
                                        --------   --------
Total revenues                          136,628    122,012       12.0%
                                        --------   --------

Expenses:
Operating expenses                      108,593    108,660      (0.1)%
Amortization                              7,902      6,753       17.0%
Interest                                  4,488      3,100       44.8%
Early extinguishment of debt              2,093         --        N/M
                                        --------   --------
  Total expenses                        123,076    118,513        3.9%
                                        --------   --------

Operating Results:
Income from continuing operations
 before income tax expense             $ 13,552   $  3,499      287.3%

Per Share Data-Diluted:
Income from continuing operations      $   0.13   $   0.04      225.0%
Net income                             $   0.13   $   0.02      550.0%

Non-GAAP Financial Measures (1):
Operating income                         28,053     25,504       10.0%
Operating margin                           20.5%      20.9%     (1.9)%
Income from continuing operations plus
 amortization, excluding identified
 adjustments on a diluted per share
 basis                                 $   0.30   $   0.29        3.4%
NCF organic growth                          1.2%
Total revenue organic growth                1.8%

(1) Refer to Non-GAAP financial measures-Purpose and Use and related reconciliations included in this release.


     The revenue increase for the quarter includes the net impact of $12.4 million from acquisitions and divestitures completed in the last twelve months. On an organic basis, net commissions and fees (excluding contingent commissions) increased $1.2 million, or 1.2% for the quarter compared to the same period last year.
     In 2005, the Company concluded its previously announced margin improvement plan. For the three months ended March 31, 2005, the Company recorded $4.0 million in expenses, before income taxes, for employee severance and related benefits, facilities closures, contract terminations and the amendment of sales professionals' compensation agreements. Also in the first quarter of 2005, the Company recorded $8.1 million in expenses, before income taxes, associated with the SGP acquisition. There were no such similar expenses in the first quarter of 2006.
     The operating margin (operating income as a percentage of total revenues) for the quarter was 20.5% on $28.1 million of operating income, compared to 20.9% on $25.5 million of operating income for the same period in 2005. The operating margin decrease for the first quarter of 2006 was due principally to the decrease in operating margin in our specialized benefits segment and to the impact of $0.8 million in stock option expense, somewhat offset by the improvement in our insurance brokerage segment, where the operating margin increased by 1.1% compared to the first quarter of 2005. The increase in the insurance brokerage segment is attributable to the positive impacts of the 2005 margin improvement efforts and to acquisitions, as well as organic growth of revenues of 2.6%, including organic growth in NCF of 1.8%. Operating margin in the insurance brokerage segment also benefited from an increase in interest and other income (other income consists primarily of premium finance revenues), which were each positively impacted by higher interest rates, offset by the relatively smaller contribution of contingent commissions to operating income. The 35.3% decrease in operating margin in the specialized benefits segment was primarily due to enrollment timing this year compared to a record first quarter of 2005 for that business.
     In March 2006, the Company closed on a new $285 million senior secured credit facility, consisting of a $210 million term loan and a $75 million revolving credit facility, with final maturities in 2011. In addition, the Company restructured several financial covenants and other limitations as part of the new facility to enhance financial and operating flexibility. Proceeds from the new term loan facility drawn on the closing date were used to refinance all outstanding amounts under the prior credit facility and amounts under the new revolving credit facility will be used for general corporate purposes. In connection with this transaction, the Company recorded expense of $2.1 million to write-off the unamortized deferred financing costs on the prior credit facility.
     Also in March, 2006, the Board of Directors approved a share repurchase plan that allows the Company to repurchase shares of its common stock up to the limits set forth in the new credit facility. The Company may purchase up to $20 million worth of its common stock in 2006.
     David L. Eslick, Chairman, President and CEO noted, "We are pleased with our first quarter results. In the first quarter of 2005, our workplace benefits segment had a record quarter for enrollments, whereas this year was more reflective of a typical first quarter and illustrates the uneven nature of that business where timing of enrollments can create significant quarterly fluctuations. Our Insurance Brokerage segment showed solid improvement in the first quarter where, excluding the impact of stock option expense, our operating margin improved from 2005 by 140 basis points to 28.7%. Insurance Brokerage NCF grew organically 1.8% for the quarter versus a negative 2.5% for the fourth quarter 2005. Our benefits revenue growth once again balanced the softness on the property and casualty side, highlighted by a strong 6.9% organic growth in our retail benefits brokerage business. Lastly, we are very pleased with the additional flexibility the new credit facility and the expanded stock repurchase plan gives us to meet our performance goals going forward."
     USI will hold a conference call and audio webcast to review the results at 8:30 AM (ET) on Tuesday, May 9, 2006. To access the audio webcast, please visit USI's website at www.usi.biz on May 9, 2006 and follow the link. To access the conference call, dial toll-free 800-798-2864 or 617-614-6206 for international callers and use passcode 54782240, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (www.usi.biz) or by dialing 888-286-8010 and using access code 82587459.

     This press release contains certain statements relating to future results which are forward-looking statements within the meaning of that term as found in
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts, but instead represent USI's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI's control. It is possible that USI's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI's financial results, are contained in USI's filings with the Securities and Exchange Commission. Some factors include: USI's ability to grow revenues organically and expand its margins; successful consummation and integration of acquisitions; the insurance brokerage business is subject to a great deal of uncertainty due to the investigations into its business practices by various governmental authorities and related private litigation; resolution of regulatory issues and other claims, including errors and omissions claims; the passage of new legislation and/or disclosure arrangements with insurance companies affecting our business; determinations of effectiveness of internal controls over financial reporting and disclosure controls and procedures; USI's ability to attract and retain key sales and management professionals; USI's level of indebtedness and debt service requirements; downward commercial property and casualty premium pressures; the competitive environment; future expenses for integration and margin improvement efforts; and general economic conditions around the country. USI's ability to grow has been largely attributable to acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to USI. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.
     This press release includes supplemental financial information which contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this financial information to generally accepted accounting principles in the United States ("GAAP") information follows. USI presents such non-GAAP supplemental financial information because such information is of interest to the investment community owing to the fact that it provides additional meaningful methods of evaluating certain aspects of USI's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, USI's consolidated statements of operations for the three months ended March 31, 2006 and 2005.

     About USI Holdings Corporation

     Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 68 offices in 19 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.


USI Holdings Corporation and Subsidiaries
Consolidated Statements of Operations

                                                 Three Months Ended
                                                      March 31,
                                                  2006         2005
                                              -----------  -----------
                                               (Amounts in Thousands,
                                               Except Per Share Data)

Revenues:
     Net commissions and fees                   $114,956     $102,505
     Contingents and overrides                    18,753       18,001
     Interest income                               1,360          664
     Other income                                  1,559          842
                                              -----------  -----------
Total Revenues                                   136,628      122,012

Expenses:
     Compensation and employee benefits           75,491       80,940
     Non-cash stock-based compensation:
       Restricted stock awards                       695          318
       Stock option expense                          823            -
     Other operating expenses                     29,085       25,074
     Amortization of intangible assets             7,902        6,753
     Depreciation                                  2,499        2,328
     Interest                                      4,488        3,100
     Early extinguishment of debt                  2,093            -
                                              -----------  -----------
Total Expenses                                   123,076      118,513
                                              -----------  -----------
Income from continuing operations
 before income tax expense                        13,552        3,499
Income tax expense                                 5,832        1,514
                                              -----------  -----------
Income From Continuing Operations                  7,720        1,985
Loss from discontinued operations, net                 -       (1,010)
                                              -----------  -----------
Net Income                                        $7,720         $975
                                              ===========  ===========

Per Share Data - Basic and Diluted:
Basic:
Income from continuing operations                  $0.14        $0.04
Loss from discontinued operations, net              0.00        (0.02)
                                              -----------  -----------
Net Income Per Common Share                        $0.14        $0.02
                                              ===========  ===========

Diluted:
Income from continuing operations                  $0.13        $0.04
Loss from discontinued operations, net              0.00        (0.02)
                                              -----------  -----------
Net Income Per Common Share                        $0.13        $0.02
                                              ===========  ===========

Weighted-Average Number of Shares Outstanding:
  Basic                                           56,799       53,928
  Diluted                                         57,792       54,302




USI Holdings Corporation and Subsidiaries
Consolidated Balance Sheets

                                               March 31,  December 31,
                                                  2006        2005
                                              ----------- ------------

                                               (Amounts in Thousands,
                                               Except Per Share Data)

Assets
Current assets:
   Cash and cash equivalents                     $29,073      $27,289
   Fiduciary funds--restricted                   110,258      103,887
   Premiums and commissions receivable, net of
    allowance for bad debts and cancellations
    of $7,362 and $7,300, respectively           218,680      244,372
   Other                                          24,213       25,048
   Deferred tax asset                             11,827       14,887
   Current assets held for discontinued
    operations                                     3,489        4,843
                                              ----------- ------------
Total current assets                             397,540      420,326

Goodwill                                         404,081      405,490

Expiration rights                                316,606      312,382
Other intangible assets                           49,938       50,800
Accumulated amortization                        (205,441)    (197,539)
                                              ----------- ------------
Expiration rights and other intangible
 assets, net                                     161,103      165,643

Property and equipment, net                       28,689       28,475
Other assets                                       3,764        3,840
                                              ----------- ------------
Total Assets                                    $995,177   $1,023,774
                                              =========== ============

Liabilities and Stockholders' Equity
Current liabilities:
   Premiums payable to insurance companies      $234,970     $259,286
   Accrued expenses                               69,270       77,120
   Current portion of long-term debt              15,757       11,470
   Other                                          10,990       16,829
                                              ----------- ------------
Total current liabilities                        330,987      364,705

Long-term debt                                   221,469      225,062
Deferred tax liability                            15,753       16,237
Other liabilities                                  6,526        7,789
                                              ----------- ------------
Total Liabilities                                574,735      613,793

Stockholders' equity:
   Common stock--voting--par $.01, 300,000
    shares authorized; 58,547 and 58,308
    shares issued, respectively                      585          583
   Additional paid-in capital                    667,098      663,436
   Accumulated deficit                          (238,353)    (246,073)
   Less treasury stock at cost, 683 and 620
    shares, respectively                          (8,888)      (7,965)
                                              ----------- ------------
Total Stockholders' Equity                       420,442      409,981
                                              ----------- ------------
Total Liabilities and Stockholders' Equity      $995,177   $1,023,774
                                              =========== ============


     USI Holdings Corporation and Subsidiaries

     Non-GAAP Financial Measures - Purpose and Use

     USI defines Operating Income as revenues, less compensation and employee benefits, non-cash stock-based compensation, other operating expenses and depreciation. Compensation and employee benefits and other operating expenses are adjusted to exclude expenses related to USI's margin improvement plan (announced in the fourth quarter of 2004 and concluded in the fourth quarter of 2005 to reduce ongoing operating expenses) and acquisition integration efforts (expenses incurred during the integration of acquired companies), which USI's management does not consider indicative of the Company's run-rate, or normal operating expenses. USI presents Operating Income because management believes that it is a relevant and useful indicator of operating profitability. Management believes that Operating Income is relevant owing to USI's leveraged approach to its capital structure and resulting significant amount of interest expense and to USI's acquisition strategy which creates significant amortization and other expenses not directly associated with the core operations of the Company and which are specifically aimed at eliminating redundant real estate, positions and other costs.

     Additionally, management believes that investors in its stock use Operating Income to compare USI's ability to generate operating profits with its peers and for valuation purposes. Operating Margin (Operating Income as a percentage of total revenues) is presented because management believes that it is a relevant and useful indicator of operating efficiency. USI uses Operating Income and Operating Margin in budgeting and evaluating operating company performance. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.

     USI presents Income from continuing operations plus amortization of intangible assets on an absolute and diluted per share basis because management believes that it is a relevant and useful indicator of its ability to generate working capital. Management believes that income from continuing operations plus amortization of intangible assets is relevant owing to the significant amount of amortization of intangible assets resulting from accounting for all acquisitions using the purchase method of accounting. Additionally, management believes that investors in its stock use income from continuing operations plus amortization of intangible assets to compare USI with its peers and for valuation purposes. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.

     USI presents Income from continuing operations plus amortization of intangible assets, operating income and operating margin, excluding the impact of the identified adjustments because management believes that it is useful in understanding operating profitability compared to other periods presented. Additionally, management believes that investors in its stock use income from continuing operations plus amortization of intangible assets, operating income and operating margin, excluding the impact of the identified adjustments on an absolute and diluted per share basis, to compare USI with its peers, for valuation purposes and as an indicator of operating performance. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.

     USI presents organic revenue growth (decline) because management believes that it is useful in understanding organic revenue growth/decline compared to prior periods presented. Organic revenue growth (decline) is calculated by excluding the current period's total revenues attributable to acquisitions and the prior period's total revenues from divested businesses during the twelve months following acquisition or divestiture. Additionally, management believes that investors in its stock use organic revenue growth (decline) to compare USI with its peers and to measure growth in revenues attributable to the Company's ability to execute on its sales and client retention strategies. The financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.


USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of Intangible Assets

                                                  For the Three Months
                                                     Ended March 31,
                                                  --------------------
                                                     2006      2005
                                                  ---------- ---------
                                                (Dollars in Thousands)

Total Revenues                                     $136,628  $122,012

Compensation and employee benefits                   75,491    68,782
Non-cash stock-based compensation:
  Restricted stock awards                               695       318
  Stock option expense                                  823         -
Other operating expenses                             29,067    25,080
Depreciation                                          2,499     2,328

                                                  ---------- ---------
Operating Income                                     28,053    25,504
Operating Margin                                       20.5%     20.9%

Amortization of intangible assets                     7,902     6,753
Interest                                              4,488     3,100
Early extinguishment of debt                          2,093         -
Margin improvement plan expenses (a)                      -     4,030
Acquisition integration expenses (a)                     18     8,122

                                                  ---------- ---------
Income from continuing operations before income
 tax expense                                         13,552     3,499
Income tax expense                                    5,832     1,514
                                                  ---------- ---------
Income from continuing operations                     7,720     1,985
Addback:  Amortization of intangible assets           7,902     6,753
                                                  ---------- ---------
Income from continuing operations plus
 amortization of intangible assets                  $15,622    $8,738
                                                  ========== =========

(a) Amounts are included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Operations.



USI Holdings Corporation
Non-GAAP Financial Measures
Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of Intangible Assets,
Excluding Identified Adjustments

Identified Adjustments:

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R). Accordingly, beginning in the first quarter, the Company recorded expenses of $0.8 million related to its stock option and employee stock purchase plans. Additionally, in the first quarter of 2006, the Company recorded $2.1 million of expense for an early extinguishment of debt related to its new credit facility. There were no such similar expenses in 2005. All adjustments noted above are referred to as "Identified Adjustments."

                                        For the Three Months Ended
                                                 March 31,
                                    ----------------------------------
                                                              2006
                                                            Excluding
                                     2006 As  Identified   Identified
                                    Reported  Adjustments  Adjustments
                                    --------- ----------- ------------
                                          (Dollars in Thousands)

Revenues                            $136,628          $-     $136,628

Compensation and employee benefits    75,491           -       75,491
Non-cash stock-based compensation:
  Restricted stock awards                695           -          695
  Stock option expense                   823        (823)           -
Other operating expenses              29,067           -       29,067
Depreciation                           2,499           -        2,499

                                    --------- ----------- ------------
Operating Income                      28,053         823       28,876

Operating Margin                        20.5%                    21.1%

Amortization of intangible assets      7,902           -        7,902
Interest                               4,488           -        4,488
Early extinguishment of debt           2,093      (2,093)           -
Acquisition integration expenses (a)      18         (18)           -
                                    --------- ----------- ------------
Total Expenses                       123,076      (2,934)     120,142
                                    --------- ----------- ------------

Income from continuing operations
 before income tax expense            13,552       2,934       16,486
Income tax expense                     5,832       1,262        7,094
                                    --------- ----------- ------------
Income from continuing operations      7,720       1,672        9,392
Addback:  Amortization of intangible
 assets                                7,902           -        7,902
                                    --------- ----------- ------------
Income from continuing operations
 plus amortization of intangible
 assets                              $15,622      $1,672      $17,294
                                    ========= =========== ============

Per Share Data - Diluted:
Income From Continuing Operations      $0.13       $0.03        $0.16
Addback:  Amortization of intangible
 assets                                 0.14           -         0.14
                                    --------- ----------- ------------
Income from continuing operations
 plus amortization of intangible
 assets                                $0.27       $0.03        $0.30
                                    ========= =========== ============

(a) Amounts are included in other operating expenses in the Consolidated Statements of Operations.




USI Holdings Corporation
Non-GAAP Financial Measures
Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of Intangible Assets,
Excluding Identified Adjustments

Identified Adjustments:

In December 2004, USI announced that it had approved a plan to take steps to reduce ongoing operating expenses. As a result of these actions, for the three months ended March 31, 2005, the Company recorded expenses of $4.0 million. The expenses were comprised of restructuring of sales professionals' employment agreements, employee severance and related benefits and lease termination costs. Additionally, in the three months ended March 31, 2005, the Company recorded expenses of $8.1 million related to the acquisition of Summit Global Partners. There were no such similar adjustments for the three months ended March 31, 2006. All adjustments noted above are referred to as "Identified Adjustments."

                                        For the Three Months Ended
                                                 March 31,
                                    ----------------------------------
                                                              2005
                                                            Excluding
                                     2005 As  Identified   Identified
                                    Reported  Adjustments  Adjustments
                                    --------- ----------- ------------
                                    (Dollars in Thousands, Except per
                                              Share Amounts)

Total revenues                      $122,012          $-     $122,012

Compensation and employee benefits    68,782           -       68,782
Non-cash stock-based compensation,
 restricted stock awards                 318           -          318
Other operating expenses              25,080           -       25,080
Depreciation                           2,328           -        2,328

                                    --------- ----------- ------------
Operating Income                      25,504           -       25,504
                                    --------- ----------- ------------

Operating Margin                        20.9%                    20.9%

Amortization of intangible assets      6,753           -        6,753
Interest                               3,100           -        3,100
Margin improvement plan expenses (a)   4,030      (4,030)           -
Acquisition Integration expenses (a)   8,122      (8,122)           -
                                    --------- ----------- ------------

Total Expenses                       118,513     (12,152)     106,361
                                    --------- ----------- ------------
Income from continuing operations
 before income tax expense             3,499      12,152       15,651
Income tax expense                     1,514       5,153        6,667
                                    --------- ----------- ------------
Income from continuing operations      1,985       6,999        8,984
Addback:  Amortization of intangible
 assets                                6,753           -        6,753
                                    --------- ----------- ------------
Income from continuing operations
 plus amortization of intangible
 assets                               $8,738      $6,999      $15,737
                                    ========= =========== ============

Per Share Data - Diluted:
Income From Continuing Operations      $0.03       $0.13        $0.17
Addback:  Amortization of intangible
 assets                                 0.13           -         0.12
                                    --------- ----------- ------------
Income from continuing operations
 plus amortization of intangible
 assets                                $0.16       $0.13        $0.29
                                    ========= =========== ============

(a) Amounts are included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Operations.





USI Holdings Corporation and Subsidiaries
Summary Statements of Operations by Segment


                                       Specialized
                             Insurance  Benefits
(Amounts in Thousands)       Brokerage  Services   Corporate   Total
                             --------- ----------- --------- ---------
For the three months ended
March 31:
          2006
----------------------------
Revenues                     $129,635      $6,922       $71  $136,628
                             --------- ----------- --------- ---------
Compensation and employee
 benefits                      68,631       4,310     2,550    75,491
Other operating expenses       21,327       3,867     3,891    29,085
Non-cash stock-based
 compensation:
  Restricted stock awards         562          11       122       695
  Stock option expense            390          30       403       823
Depreciation                    1,924         235       340     2,499
Amortization                    7,104         798         -     7,902
Interest expense                  207         105     4,176     4,488
Early extinguishment of debt        -           -     2,093     2,093
                             --------- ----------- --------- ---------
Income(loss) from continuing
 operations, before income
 taxes                         29,490      (2,434)  (13,504)   13,552
                             --------- ----------- --------- ---------
Add back:
Amortization                    7,104         798         -     7,902
Interest expense                  207         105     4,176     4,488
Early extinguishment of debt        -           -     2,093     2,093
Acquisition integration
 expense                           18           -         -        18
                             --------- ----------- --------- ---------
Operating income (loss)       $36,819     $(1,531)  $(7,235)  $28,053
                             --------- ----------- --------- ---------

Operating margin                 28.4%      -22.1%       NM      20.5%

          2005
----------------------------
Revenues                     $115,049      $6,703      $260  $122,012
                             --------- ----------- --------- ---------
Compensation and employee
 benefits                      72,900       3,416     4,624    80,940
Other operating expenses       19,118       2,353     3,603    25,074
Non-cash stock-based
 compensation, restricted
 stock awards                     245           7        66       318
Depreciation                    1,845         121       362     2,328
Amortization                    6,069         684         -     6,753
Interest expense                  288         104     2,708     3,100
                             --------- ----------- --------- ---------
Income(loss) from continuing
 operations, before income
 taxes                         14,584          18   (11,103)    3,499
                             --------- ----------- --------- ---------
Add back:
Acquisition integration and
 margin improvement plan
 expenses                      10,518          82     1,552    12,152
Amortization                    6,069         684         -     6,753
Interest expense                  288         104     2,708     3,100
                             --------- ----------- --------- ---------
Operating income (loss)       $31,459        $888   $(6,843)  $25,504
                             --------- ----------- --------- ---------

Operating margin                 27.3%       13.2%       NM      20.9%




USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of Organic Revenue Growth/(Decline)

                       For the Three Months Ended March 31
             ---------------------------------------------------------
                                                  Adjustment
                   Revenues           Change       for Net    Organic
             ------------------- ----------------  Acquired   Growth/
                2006      2005    Amount  Percent Businesses (Decline)
             --------- --------- -------- ------- ---------- ---------
Consolidated                       (Dollars in
-------------                       Thousands)

Net
 Commissions
 and Fees -
 Property &
 Casualty     $65,320   $61,033   $4,287     7.0%   $(4,930)     -1.1%
Net
 Commissions
 and Fees -
 Benefits      49,636    41,472    8,164    19.7%    (6,297)      4.5%
             --------- --------- --------         ----------
   Total Net
 Commissions
    and Fees  114,956   102,505   12,451    12.1%   (11,227)      1.2%
             --------- --------- --------         ----------
Contingents
 and
 Overrides     18,753    18,001      752     4.2%      (988)     -1.3%
Other Income    2,919     1,506    1,413    93.8%      (166)     82.8%

             ------------------- ---------------- ---------- ---------
Total
 Revenues    $136,628  $122,012  $14,616    12.0%  $(12,381)      1.8%
             =================== ================ ========== =========


  Insurance
  Brokerage
-------------

Net
 Commissions
 and Fees -
 Property &
 Casualty     $65,320   $61,033   $4,287     7.0%   $(4,930)     -1.1%
Net
 Commissions
 and Fees -
 Benefits      42,715    34,789    7,926    22.8%    (5,528)      6.9%
             --------- --------- --------         ----------
   Total Net
 Commissions
    and Fees  108,035    95,822   12,213    12.7%   (10,458)      1.8%
             --------- --------- --------         ----------
Contingents
 and
 Overrides     18,753    17,983      770     4.3%      (947)     -1.0%
Other Income    2,847     1,244    1,603   128.9%      (166)    115.5%

             ------------------- ---------------- ---------- ---------
Total
 Revenues    $129,635  $115,049  $14,586    12.7%  $(11,571)      2.6%
             =================== ================ ========== =========


 Specialized
  Benefits
  Services
-------------

Net
 Commissions
 and Fees -
 Benefits      $6,921    $6,683     $238     3.6%     $(769)     -7.9%
Contingents
 and
 Overrides          -        18      (18)      -        (41)   -327.8%
Other Income        1         2       (1)  -50.0%         -     -50.0%

             ------------------- ---------------- ---------- ---------
Total
 Revenues      $6,922    $6,703     $219     3.3%     $(810)     -8.8%
             =================== ================ ========== =========


  Corporate
-------------

Other Income      $71      $260    $(189)  -72.7%        $-     -72.7%

             ------------------- ---------------- ---------- ---------
Total
 Revenues         $71      $260    $(189)  -72.7%        $-     -72.7%
             =================== ================ ========== =========


     CONTACT: USI Holdings Corporation
              Robert S. Schneider, 914-749-8502
              rschneider@usi.biz